Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-239610

GS Finance Corp. $1,087,000 ETF-Linked Notes due 2024 guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (March 14, 2024) is based on the lesser performing of the ARK Innovation ETF, the ARK Next Generation Internet ETF, the ARK Autonomous Technology & Robotics ETF, the ARK Genomic Revolution ETF and the ARK Fintech Innovation ETF (the ETFs) as measured from March 9, 2021 (the date the initial level of each ETF was set) to and including the determination date (March 11, 2024).

The ETFs are actively managed and are subject to additional risks. Unlike a passively-managed ETF, an actively-managed ETF does not attempt to track an index or other benchmark, and the investment decisions for an actively-managed ETF are instead made by its investment advisor. For more information, see “Additional Risk Factors Specific to Your Notes – An Investment in the Notes Is Subject To Risks Associated With Actively-Managed ETFs” on page PS-14 of this pricing supplement.

If the final level of each ETF on the determination date is greater than or equal to its initial level ($121.75 with respect to the ARK Innovation ETF (which is higher than the closing level of such ETF on the trade date), $151.15 with respect to the ARK Next Generation Internet ETF (which is higher than the closing level of such ETF on the trade date), $82.73 with respect to the ARK Autonomous Technology & Robotics ETF (which is higher than the closing level of such ETF on the trade date), $87.99 with respect to the ARK Genomic Revolution ETF (which is lower than the closing level of such ETF on the trade date) and $51.94 with respect to the ARK Fintech Innovation ETF (which is higher than the closing level of such ETF on the trade date)), the return on your notes will be positive or zero and will equal the participation rate of 2 times the ETF return of the lesser performing ETF.

If the final level of any ETF is less than its initial level, but the final level of each ETF is greater than or equal to 60% of its initial level, you will receive the face amount of your notes.

If the final level of any ETF is less than 60% of its initial level, the return on your notes will be negative.

The amount that you will be paid on your notes at maturity is based on the performance of the ETF with the lowest ETF return. The ETF return for each ETF is the percentage increase or decrease in the final level of such ETF from its initial level. On the stated maturity date, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

●

if the ETF return of each ETF is greater than or equal to 0% (the final level of each ETF is greater than or equal to its initial level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the participation rate times (c) the lesser performing ETF return;

●

if the ETF return of any ETF is less than 0%, but the ETF return of each ETF is greater than or equal to -40% (the final level of any ETF is less than its initial level but the final level of each ETF is greater than or equal to 60% of its initial level), $1,000; or

●

if the ETF return of any ETF is less than -40% (the final level of any ETF is less than 60% of its initial level), the sum of (i) $1,000 plus (ii) the product of (a) the lesser performing ETF return times (b) $1,000. You will receive less than 60% of the face amount of your notes.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $999 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	March 15, 2021	Original issue price:	100% of the face amount
Underwriting discount:	1.175% of the face amount*	Net proceeds to the issuer:	98.825% of the face amount

*See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-60 for additional information regarding the fees comprising the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 1,963 dated March 10, 2021.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $999 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $1 per $1,000 face amount).

Prior to March 10, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through March 9, 2022). On and after March 10, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

●General terms supplement no. 8,671 dated July 1, 2020

●Prospectus supplement dated July 1, 2020

●Prospectus dated July 1, 2020

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement. The notes will be issued in book-entry form and represented by a master global note.

TERMS AND CONDITIONS

(Terms From Pricing Supplement No. 1,963 Incorporated Into Master Note No. 2)

These terms and conditions relate to pricing supplement no. 1,963 dated March 10, 2021 of GS Finance Corp. and The Goldman Sachs Group, Inc. with respect to the issuance by GS Finance Corp. of its ETF-Linked Notes due 2024 and the guarantee thereof by The Goldman Sachs Group, Inc.

The provisions below are hereby incorporated into master note no. 2, dated July 1, 2020. References herein to “this note” shall be deemed to refer to “this security” in such master note no. 2, dated July 1, 2020. Certain defined terms may not be capitalized in these terms and conditions even if they are capitalized in master note no. 2, dated July 1, 2020. Defined terms that are not defined in these terms and conditions shall have the meanings indicated in such master note no. 2, dated July 1, 2020, unless the context otherwise requires.

CUSIP / ISIN: 40057FRR7 / US40057FRR72

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier): the ARK Innovation ETF (current Bloomberg symbol: “ARKK UP Equity”), or any successor underlier, the ARK Next Generation Internet ETF (current Bloomberg symbol: “ARKW UP Equity”), the ARK Autonomous Technology & Robotics ETF (current Bloomberg symbol: “ARKQ UP Equity”), or any successor underlier, the ARK Genomic Revolution ETF (current Bloomberg symbol: “ARKG UP Equity”), or any successor underlier, and the ARK Fintech Innovation ETF (current Bloomberg symbol: "ARKF UP Equity"), or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Face amount: $1,087,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount:  On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

●

if the final underlier level of each underlier is greater than or equal to its initial underlier level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the lesser performing underlier return;

●	if the final underlier level of any underlier is less than its initial underlier level but the final underlier level of each underlier is greater than or equal to its trigger buffer level, $1,000; or
●	if the final underlier level of any underlier is less than its trigger buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the lesser performing underlier return

Initial underlier level: $121.75 with respect to the ARK Innovation ETF (which is higher than the closing level of such ETF on the trade date), $151.15 with respect to the ARK Next Generation Internet ETF (which is higher than the closing level of such ETF on the trade date), $82.73 with respect to the ARK Autonomous Technology & Robotics ETF (which is higher than the closing level of such ETF on the trade date), $87.99 with respect to the ARK Genomic Revolution ETF (which is lower than the closing level of such ETF on the trade date) and $51.94 with respect to the ARK Fintech Innovation ETF (which is higher than the closing level of such ETF on the trade date). The initial underlier level of each underlier was set on March 9, 2021.

Final underlier level: with respect to an underlier, the closing level of such underlier on the determination date, subject to adjustment as provided in “—Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of an underlier” below

Underlier return: with respect to an underlier, the quotient of (i) its final underlier level minus its initial underlier level divided by (ii) its initial underlier level, expressed as a percentage

Upside participation rate: 200%

Lesser performing underlier return: the underlier return of the lesser performing underlier

Lesser performing underlier: the underlier with the lowest underlier return

Trigger buffer level: for each underlier, 60% of its initial underlier level

Trade date: March 10, 2021

Original issue date: March 15, 2021

Determination date: March 11, 2024, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In the event the originally scheduled determination date is a non-trading day with respect to any underlier, the determination date will be the first day thereafter that is a trading day for all underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible determination date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the determination date.

Stated maturity date: March 14, 2024, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day.  The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing level: on any trading day, with respect to an underlier, the closing sale price or last reported sale price, regular way, for such underlier on a per-share or other unit basis:

●	on the principal national securities exchange on which such underlier is listed for trading on that day, or
●	if such underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlier.

If an underlier is not listed or traded as described above, then the closing level for such underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such underlier obtained from as many dealers in such underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of an underlier is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: with respect to an underlier, a day on which (a) the exchange on which such underlier has its primary listing is open for trading and (b) the price of one share of such underlier is quoted by the exchange on which such underlier has its primary listing

Successor underlier: with respect to an underlier, any substitute underlier approved by the calculation agent as a successor as provided under “— Discontinuance or modification of an underlier” below

Underlier investment advisor: with respect to an underlier, at any time, the person or entity, including any successor investment advisor, that serves as an investment advisor to such underlier as then in effect

Underlier stocks: with respect to an underlier, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier:

●

a suspension, absence or material limitation of trading in such underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

●

a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

●	such underlier does not trade on what was the primary market for such underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

●	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
●	a decision to permanently discontinue trading in option or futures contracts relating to such underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such underlier are traded, or on which option or futures contracts, if available, relating to such underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in shares of such underlier or in option or futures contracts, if available, relating to such underlier in the primary market for such underlier or those contracts, by reason of:

●	a price change exceeding limits set by that market
●	an imbalance of orders relating to the shares of such underlier or those contracts, or
●	a disparity in bid and ask quotes relating to the shares of such underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of such underlier or those contracts in that market.

A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any other unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be the determination date, or such day is not a trading day, then the determination date will be postponed as described under “— Determination date” above. If the determination date is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible postponed determination date. If the determination date is postponed due to a market disruption event with respect to any underlier, the final underlier level with respect to the determination date will be calculated based on (i) for any underlier that is not affected by a market disruption event on the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on that date, (ii) for any underlier that is affected by a market disruption event on the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on the first following trading day on which no market disruption event exists for such underlier and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any underlier on the last possible postponed determination date with respect to such underlier as to which a market disruption event continues through the last possible postponed determination date. As a result, this could result in the final underlier level on the determination date of each underlier being determined on different calendar dates. For the avoidance of doubt, once the closing level for an underlier is determined for the determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier: If an underlier is delisted from the exchange on which the underlier has its primary listing and its underlier investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the cash settlement amount on the stated maturity date by reference to such successor underlier.

If the calculation agent determines that an underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing and there is no successor underlier, the calculation agent will determine the cash settlement amount on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier or reflect the investment objective of such underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier and any addition, deletion or substitution and any reweighting or rebalancing of such underlier stocks and whether the change is made by the underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the cash settlement amount on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments: the calculation agent will have discretion to adjust the closing level of an underlier if certain events occur (including those described above under “— Discontinuance or modification of an underlier”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the underliers.

Overdue principal rate: the effective Federal Funds rate

LIMITED EVENTS OF DEFAULT

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical closing levels of the underliers on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of underlier levels that are entirely hypothetical; no one can predict what the closing level of any underlier will be on any day throughout the life of your notes or what the final underlier level of the lesser performing underlier will be on the determination date. The underliers have been highly volatile in the past — meaning that the underlier levels have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS- 13 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	200%
Trigger buffer level	with respect to each underlier, 60% of its initial underlier level
Neither a market disruption event nor a non-trading day occurs on the originally scheduled determination date
No change in or affecting any underlier, any of the underlier stocks or the policies of the investment advisor
Notes purchased on original issue date at the face amount and held to the stated maturity date

For these reasons, the actual performance of the underliers over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical underlier levels shown elsewhere in this pricing supplement. For information about the underlier levels during recent periods, see “The Underliers — Historical Closing Levels of the Underliers” on page PS-21. Before investing in the notes, you should consult publicly available information to determine the underlier levels between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlier stocks.

The levels in the left column of the table below represent hypothetical final underlier levels of the lesser performing underlier and are expressed as percentages of the initial underlier level of the lesser performing underlier. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlier level of the lesser performing underlier, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final underlier level of the lesser performing underlier and the assumptions noted above.

Hypothetical Final Underlier Level of the Lesser Performing Underlier (as Percentage of Initial Underlier Level)	Hypothetical Cash Settlement Amount at Maturity (as Percentage of Face Amount)
200.000%	300.000%
175.000%	250.000%
150.000%	200.000%
125.000%	150.000%
100.000%	100.000%
89.000%	100.000%
80.000%	100.000%
70.000%	100.000%
60.000%	100.000%
59.999%	59.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final underlier level of the lesser performing underlier were determined to be 25.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment).

The following chart shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your notes on the stated maturity date, if the final underlier level of the lesser performing underlier were any of the hypothetical levels shown on the horizontal axis. The hypothetical cash settlement amounts in the chart are expressed as percentages of the face amount of your notes and the hypothetical final underlier levels of the lesser performing underlier are expressed as percentages of its initial underlier level. The chart shows that any hypothetical final underlier level of the lesser performing underlier of less than 60.000% (the section left of the 60.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes.

Note Performance
Underlier Performance
Hypothetical Cash Settlement Amount as % of Face Amount
300
250
200
150
100
50
0
100%
60%
0
25
50
75
100
125
150
175
200
Hypothetical Final Underlier Level of the Lesser Performing Underlier as % of Initial Underlier Level

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-13.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual final underlier levels or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the closing levels of the underliers and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual final underlier levels determined by the calculation agent as described above.  Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate.  Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,671. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 8,671. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-10 of the accompanying general terms supplement no. 8,671.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the notes. The notes are our unsecured obligations.  Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness.  See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 68 of the accompanying prospectus.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. The cash settlement amount on your notes, if any, on the stated maturity date will be based on the performance of the lesser performing of the underliers as measured from their initial underlier levels set on March 9, 2021 to their closing levels on the determination date. If the final underlier level of any underlier is less than its trigger buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of (i) $1,000 times (ii) the lesser performing underlier return. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Amount Payable on Your Notes Is Not Linked to the Levels of the Underliers at Any Time Other than the Determination Date

The final underlier level of each underlier will be based on the closing level of such underlier on the determination date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing level of one underlier dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the underlier prior to such drop.  Although the actual closing levels of the underliers on the stated maturity date or at other times during the life of your notes may be higher than the closing levels of the underliers on the determination date, you will not benefit from the closing levels of the underliers at any time other than on the determination date.

The Cash Settlement Amount Will Be Based Solely on the Lesser Performing Underlier

The cash settlement amount will be based on the lesser performing underlier without regard to the performance of the other underlier. As a result, you could lose all or some of your initial investment if the lesser performing underlier return is negative, even if there is an increase in the level of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lesser performing underlier.

The Return on Your Notes May Change Significantly Despite Only a Small Change in the Level of the Lesser Performing Underlier

If the final underlier level of the lesser performing underlier is less than its trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final underlier level of the lesser performing underlier to its trigger buffer level will not result in a loss of principal on the notes, a decrease in the final underlier level of the lesser performing underlier to less than its trigger buffer level will result in a loss of a significant portion of the face amount of the notes despite only a small change in the level of the lesser performing underlier.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may  be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

●	the levels of the underliers;
●	the volatility - i.e., the frequency and magnitude of changes - in the closing levels of the underliers;
●	the dividend rates of the underlier stocks;
●

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the closing level of the underlier or underliers;

●	interest rates and yield rates in the market;
●	the time remaining until your notes mature; and
●

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the underliers based on their historical performance.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Underliers or the Underlier Stocks

The return on your notes will not reflect the return you would realize if you actually owned the underliers and received the distributions paid on the shares of such underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock

Investing in your notes will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

Risks Related to the Underliers

An Investment in the Notes Is Subject To Risks Associated With Actively-Managed ETFs

The underliers are actively managed. Unlike a passively-managed ETF, an actively-managed ETF does not attempt to track an index or other benchmark, and the investment decisions for an actively-managed ETF are instead made by its investment advisor. The investment advisor of an actively-managed ETF may adopt a strategy or strategies that are significantly higher risk than the indexing strategy that would have been employed by a passively-managed ETF. As an actively-managed ETF, the underliers are subject to management risk. In managing an actively-managed ETF, ARK Investment Management LLC (the “underlier investment advisor”) applies investment strategies, techniques and analyses in making investment decisions for the underliers, but there can be no guarantee that these actions will produce the intended results. The ability of the underlier investment advisor to successfully implement the each underlier’s investment strategy will significantly influence the market price of the shares of such underlier and, consequently, the value of the notes.

An Investment in the Notes Is Subject to Risks Associated with Companies Attempting Disruptive Innovation

Each underlier’s investment strategy involves exposure to companies that the underlier investment advisor believes are capitalizing on disruptive innovation and developing technologies to displace older technologies or create new markets. However, the companies selected by the underlier investment advisor for a particular underlier may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on the technology. Companies that develop disruptive technologies may face political or legal attacks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the disruptive innovation theme for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular theme. Each underlier may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company.

There are Mid-, Small- and Micro-Capitalization Stock Risks Associated with the Underliers

Each underlier is comprised, in part, of stocks of companies that may be considered mid-, small- or micro-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies, and therefore, each underlier may be more volatile than an ETF in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

The Policies of the Underlier Investment Advisor, ARK Investment Management LLC, Could Affect the Amount Payable on Your Notes and Their Market Value

The underlier investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the underlier investment advisor concerning the calculation of the net asset value of an underlier and additions, deletions or substitutions of securities in such underlier. Such determinations could affect the market price of the shares of such underlier, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the underlier investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the underliers, or if the underlier investment advisor discontinues or suspends calculation or publication of the net asset value of such underlier, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing level of the affected underliers on the determination date — and thus the amount payable on the maturity date — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing levels of the underliers on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of an underlier” on page PS-6 of this pricing supplement.

There Is No Assurance That an Active Trading Market Will Continue for the Underliers or That There Will Be Liquidity in Any Such Trading Market; Further, the Underliers Are Subject to Securities Lending Risks and Custody Risks

Although the shares of the underliers are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) or Cboe BZX, as applicable, and a number of similar products have been traded on the NYSE Arca or Cboe BZX or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlier or that there will be liquidity in the trading market.

In addition, the underlier investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier's total assets, which could subject the underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underliers are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the underliers are subject to listing standards adopted by NYSE Arca or Cboe BZX, as applicable. There can be no assurance that the underliers will continue to meet the applicable listing requirements, or that the underliers will not be delisted.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities Markets

The value of your notes is linked to underliers that hold, in part, stocks traded in one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the underliers are not traded, the value of the securities underlying the underliers may change on days when shareholders will not be able to purchase or sell shares of the underliers. This could result in premiums or discounts to the underlier's net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

The underliers may hold stocks traded in the equity markets of emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the underlier investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the underliers.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Return on the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more securities markets depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, in response to recent executive orders, underlier stocks that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in such an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your return on the notes.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The underliers hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the underliers that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of an underlier may not increase even if the non-dollar value of the asset held by such underlier increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and levels of the underliers could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates.  If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your notes.

Additional Risks Related to the ARK Next Generation Internet ETF, the ARK Autonomous Technology & Robotics ETF and the ARK Fintech Innovation ETF

Each of the ARK Next Generation Internet ETF, the ARK Autonomous Technology & Robotics ETF and the ARK Fintech Innovation ETF Is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure

Each of the ARK Next Generation Internet ETF, the ARK Autonomous Technology & Robotics ETF and the ARK Fintech Innovation ETF is not diversified. Each such underlier’s assets are concentrated in the information technology sector, which means each such underlier is more likely to be more adversely affected by any negative performance of the information technology sector than an underlier that has more diversified holdings across a number of sectors. The information technology sector includes companies engaged in internet software and services, technology hardware and storage peripherals, electronic equipment instruments and components, and semiconductors and semiconductor equipment. Information technology companies face intense competition, both domestically and internationally, which may have an adverse effect on profit margins. Information technology companies may have limited product lines, markets, financial resources or personnel. The products of information technology companies may face rapid product obsolescence due to technological developments and frequent new product introduction, unpredictable changes in growth rates and competition for the services of qualified personnel. Failure to introduce new products, develop and maintain a loyal customer base, or achieve general market acceptance for their products could have a material adverse effect on a company’s business. Companies in the information technology sector are heavily dependent on intellectual property and the loss of patent, copyright and trademark protections may adversely affect the profitability of these companies.

Additional Risks Related to the ARK Genomic Revolution ETF

The ARK Genomic Revolution ETF is Concentrated in the Health Care Sector and Does Not Provide Diversified Exposure

The ARK Genomic Revolution ETF is not diversified. The ARK Genomic Revolution ETF’s assets are concentrated in the health care sector, including in issuers having their principal business activities in the biotechnology sector, which means the ARK Genomic Revolution ETF is more likely to be more adversely affected by any negative performance of the heath care sector than an underlier that has more diversified holdings across a number of sectors. Economic, political and regulatory factors impacting health care companies could have a major effect on the value of the ARK Genomic Revolution ETF’s investments. The health care sector may be affected by government regulations and government health care programs, restrictions on government reimbursement for medical expenses, increases or decreases in the cost of medical products and services and product liability claims, among other factors. Many health care companies are: (i) heavily dependent on patent protection and intellectual property rights and the expiration of a patent may adversely affect their profitability; (ii) subject to extensive litigation based on product liability and similar claims; and (iii) subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. Many health care products and services may be subject to regulatory approvals. The process of obtaining these approvals may be long and costly, and delays or failure to receive these approvals may negatively impact the business of these companies. Additional or more stringent laws and regulations enacted in the future could have a material adverse effect on these companies in the health care sector. In addition, issuers in the health care sector include issuers having their principal activities in the biotechnology industry, medical laboratories and research, drug laboratories and research and drug manufacturers, which have the following additional risks. A biotechnology company’s valuation can often be based largely on the potential or actual performance of a limited number of products and can accordingly be greatly affected if one of its products proves, among other things, unsafe, ineffective or unprofitable. Biotechnology companies are subject to regulation by, and the restrictions of, the U.S. Food and Drug Administration, the U.S. Environmental Protection Agency, state and local governments, and foreign regulatory authorities. Companies in the pharmaceutical industry can be significantly affected by, among other things, government approval of products and services, government regulation and reimbursement rates, product liability claims, patent expirations and protection and intense competition. These factors could affect the health care sector and could affect the value of the securities held by the ARK Genomic Revolution ETF during the term of the notes, which may adversely affect the value of your notes

Additional Risks Related to the ARK Fintech Innovation ETF

The ARK Fintech Innovation ETF Is Subject to Financial Technology Risks

Companies that are developing financial technologies that seek to disrupt or displace established financial institutions generally face competition from much larger and more established firms. Fintech innovation companies may not be able to capitalize on their disruptive technologies if they face political and/or legal attacks from competitors, industry groups or local and national governments. Laws generally vary by country, creating some challenges to achieving scale. A fintech innovation company may not currently derive any revenue, and there is no assurance that such company will derive any revenue from innovative technologies in the future. Additionally, fintech innovation companies may be adversely impacted by potential rapid product obsolescence, cybersecurity attacks, increased regulatory oversight and disruptions in the technology they depend on.

The ARK Fintech Innovation ETF Has a Limited Operating History

The notes are linked to the performance of the ARK Fintech Innovation ETF, which was launched on February 4, 2019. Because the ARK Fintech Innovation ETF has no underlier level history prior to that date, limited historical underlier level information will be available for you to consider in making an independent investigation of the underlier performance, which may make it difficult for you to make an informed decision with respect to the notes.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Notes May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

THE UNDERLIERS

ARK Innovation ETF

The shares of the ARK Innovation ETF (the “ETF”) are issued by the ARK ETF Trust (the “trust”), a registered investment company. The trust was organized as a Delaware statutory trust on June 7, 2013 and is authorized to issue an unlimited number of shares of beneficial interest.

•	The ETF is actively managed and does not attempt to track an index or other benchmark.
•	ARK Investment Management LLC (the “ETF investment advisor”) currently serves as the investment advisor to the ETF.
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “ARKK”.
•	The trust’s SEC CIK Number is 0001579982.
•	The ETF’s inception date was October 31, 2014.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the ETF website, without independent verification.  The ETF investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.75%.  Pursuant to a supervision agreement, the ETF investment advisor pays all other expenses of the ETF (other than taxes and governmental fees, brokerage fees, commissions and other transaction expenses, certain foreign custodial fees and expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses)). As of December 31, 2020, the expense ratio of the ETF was 0.75% per annum.

For additional information regarding the trust or the ETF investment advisor, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended July 31, 2020) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the ETF investment advisor’s website at ark-funds.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the ETF investment advisor’s website without independent verification.

Principal Investment Strategies

The ETF is an actively-managed exchange-traded fund that will invest under normal circumstances primarily (at least 65% of its assets) in domestic and foreign equity securities of companies that are relevant to the ETF’s investment theme of disruptive innovation. The ETF investment advisor defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. The ETF investment advisor believes that companies relevant to this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics (which the ETF investment advisor defines as the study of genes and their functions, and related techniques) (“genomic revolution companies”); innovation in automation and manufacturing (“automation transformation companies”), transportation, energy (“energy transformation companies”), artificial intelligence (“artificial intelligence companies”) and materials; the increased use of shared technology, infrastructure and services (“next generation internet companies”); and technologies that make financial services more efficient (“fintech innovation companies”).

In selecting companies that the ETF investment advisor believes are relevant to a particular investment theme, the ETF investment advisor seeks to identify, using its own internal research and analysis, companies capitalizing on disruptive innovation or that are enabling the further development of a theme in the markets in which they operate. The ETF investment advisor’s internal research and analysis leverages insights from diverse sources, including external research, to develop and refine its investment themes and identify and take advantage of trends that have ramifications for individual companies or entire industries. The types of companies that the ETF investment advisor believes are genomic revolution companies, automation transformation companies, energy transformation companies, artificial intelligence companies, next generation internet companies or fintech innovation companies are described below:

•

Genomic revolution companies. Companies that the ETF investment advisor believes are substantially focused on and are expected to substantially benefit from extending and enhancing the quality of human and other life by incorporating technological and scientific developments, improvements and advancements in genomics into their business, such as by offering new products or services that rely on genomic sequencing (which the ETF investment advisor defines as the techniques that allows researchers to read and decipher the genetic information found in the DNA, including the DNA of bacteria, plants, animals and human beings), analysis, synthesis or instrumentation. These may include companies across multiple sectors, such as healthcare, information technology, materials, energy and consumer discretionary. These companies may also develop, produce, manufacture or significantly rely on or enable bionic devices, bio-inspired computing, bioinformatics (which the ETF investment advisor defines as the science of collecting and analyzing complex biological data such as genetic codes), molecular medicine and agricultural biotechnology.

•

Automation transformation companies. Companies that the ETF investment advisor believes are focused on capitalizing on the productivity of machines, such as through the automation of functions, processes or activities previously performed by human labor, such as transportation through an emphasis on mobility as a service, or the use of robotics to perform other functions, activities or processes.

•

Energy transformation companies. Companies that the ETF investment advisor believes seek to capitalize on innovations or evolutions in: (i) ways that energy is stored or used; (ii) the discovery, collection and/or implementation of new sources of energy, including unconventional sources of oil or natural gas; and/or (iii) the production or development of new materials for use in commercial applications of energy production, use or storage.

•

Artificial intelligence companies. Companies that the ETF investment advisor considers to be artificial intelligence companies include a company that: (i) designs, creates, integrates, or delivers robotics, autonomous technology, and/or artificial intelligence in the form of products, software, or systems; (ii) develops the building block components for robotics, autonomous technology, or artificial intelligence, such as advanced machinery, semiconductors and databases used for machine learning; (iii) provides its own value-added services on top of such building block components, but are not core to the company’s product or service offering; and/or (iv) develops computer systems that are able to perform tasks that normally require human intelligence, such as visual perception, speech recognition, decision-making, and translation between languages.

•

Next generation internet companies. Companies that the ETF investment advisor believes are focused on and expected to benefit from shifting the bases of technology infrastructure from hardware and software to the cloud, enabling mobile and local services, such as companies that rely on or benefit from the increased use of shared technology, infrastructure and services. These companies may include mail order houses which generate the entirety of their business through websites and which offer internet-based products and services, such as streaming media or cloud storage in addition to traditional physical goods. These companies may also include ones that develop, use or rely on innovative payment methodologies, big data, the “internet of things” (which the ETF investment advisor defines as a system of interrelated computing devices, mechanical and digital machines, or physical objects that are provided unique identifiers and the ability to transfer data over a network without requiring human-to-human or human-to-computer interaction), machine learning, and social distribution and media.

•

Fintech innovation companies. Companies that the ETF investment advisor believes are focused on and expected to benefit from the shifting of the financial sector and economic transactions to technology infrastructure platforms, and technological intermediaries. Fintech innovation companies may also develop, use or rely on innovative payment platforms and methodologies, point of sale providers, transactional innovations, business analytics, fraud reduction, frictionless funding platforms, peer-to-peer lending, blockchain technologies (which the ETF investment advisor defines as a peer-to-peer distributed ledger that is secured using cryptography), intermediary exchanges, asset allocation technology, cryptocurrency (which the ETF investment advisor defines as digital assets designed to act as a medium of exchange), mobile payments, and risk pricing and pooling aggregators. The ETF may have exposure to cryptocurrency, such as bitcoin, indirectly through an investment in a grantor trust. The ETF’s exposure to cryptocurrency may change over time and, accordingly, such exposure may not always be represented in the ETF’s portfolio.

The ETF investment advisor will select investments for the ETF that represent its highest-conviction investment ideas within the theme of disruptive innovation, as described above, in constructing the ETF’s portfolio. The ETF investment advisor’s process for identifying genomic revolution companies, automation transformation companies, energy transformation companies, artificial intelligence companies, next generation internet companies and Fintech innovation companies uses both “top down” (thematic research sizing the potential total available market, and surfacing the prime beneficiaries) and “bottom up” (valuation, fundamental and quantitative measures) approaches. In both the ETF investment advisor’s “top down” and “bottom up” approaches, the ETF investment advisor evaluates environmental, social, and governance (ESG) considerations. In its “top down” approach, the ETF investment advisor uses the framework of the United Nations Sustainable Development Goals to integrate ESG considerations into its research and investment process. The ETF investment advisor, however, does not use ESG considerations to limit, restrict or otherwise exclude companies or sectors from the ETF’s investment universe. In its “bottom up” approach, the ETF investment advisor makes its investment decisions primarily based on its analysis of the potential of individual companies, while integrating ESG considerations into that process. The ETF investment advisor’s highest-conviction investment ideas are those that it believes present the best risk-reward opportunities.

Under normal circumstances, substantially all of the ETF’s assets will be invested in equity securities, including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises. The ETF’s investments will include micro-, small-, medium- and large-capitalization companies. The ETF’s investments in foreign equity securities will be in both developed and emerging markets. The ETF may invest in foreign securities (including investments in American depositary receipts and global depositary receipts) and securities listed on local foreign exchanges.

The ETF is permitted to lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions, in pursuing arbitrage opportunities or hedging strategies or for other similar purposes. In connection with such loans, the ETF receives liquid collateral equal to at least 102% of the value of the portfolio securities being lent. This collateral is marked to market on a daily basis. The ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

The ETF may invest no more than 35% of its assets in depositary receipts (including sponsored ADRs), rights, warrants, preferred securities and convertible securities. The ETF may invest up to 10% of its total assets in unsponsored ADRs traded over-the-counter. In addition, The ETF may use derivative instruments for hedging or risk management purposes or as part of its investment practices. Derivative instruments are contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. These underlying assets, reference rates or indices may include stocks, interest rates, currency exchange rates and stock indices.

The ETF may take a temporary defensive position (investments in cash or cash equivalents) in response to adverse market, economic, political or other conditions. Cash equivalents include short-term high quality debt securities and money market instruments such as commercial paper, certificates of deposit, bankers’ acceptances, U.S. Government securities, repurchase agreements and shares of short-term fixed income or money market funds.

The ETF’s investment objective is non-fundamental and may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, or on the underlying securities purchased by the ETF.

Top Ten Holdings and Weights, Sector Weights and Country Weights

The following tables display the top holdings and weights, sector weights and country weights of the ETF. We obtained the information in the tables below from the ETF website without independent verification.

ARK Innovation ETF Top Holdings as of March 10, 2021:

Name	Percentage (%)
Tesla, Inc.	10.85%
Square, Inc. – Class A	6.40%
Roku, Inc.	5.85%

Teladoc Health, Inc.	5.39%
Zillow Group, Inc. - Class C	3.60%
Baidu, Inc.	3.43%
Spotify Technology S.A.	3.17%
CRISPR Therapeutics AG	3.10%
Shopify Inc. – Class A	3.03%
Zoom Video Communications-A	2.96%
Total	47.78%

ARK Innovation ETF Weighting by Sector as of March 10, 2021*

Sector	Percentage (%)
Financials	2.48%
Materials	0.00%
Health Care	29.56%
Real Estate	1.45%
Industrials	2.78%
Consumer Staples	0.00%
Consumer Discretionary	11.29%
Energy	0.00%
Communication Services	23.09%
Information Technology	28.42%
Utilities	0.00%
Cash and/or Derivatives	0.93%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

ARK Innovation ETF Weighting by Country as of March 10, 2021*

Country	Percentage (%)
United States	81.02%
China	5.57%
Sweden	3.15%
Canada	3.02%
Hong Kong	1.55%
Japan	1.41%
Singapore	1.11%
Switzerland	1.01%
Belgium	0.87%
Cash and/or Derivatives	0.93%
Israel	0.35%
Taiwan, Province Of China	0.03%
Total	100.02%

* Percentages may not sum to 100% due to rounding.

Sector designations are determined by the ETF investment advisor using criteria it has selected or developed. ETF investment advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs with different ETF investment advisors or indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the ETFs or indices.

Holdings with Weights Equal to or in Excess of 5.5% of the ARK Innovation ETF as of March 10, 2021

Tesla, Inc., Square, Inc. and Roku Inc. are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by these underlier stock issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each of the above-referenced underlier stock issuers under the Exchange Act can be located by referencing its SEC file number specified below.

The graphs below, except where otherwise indicated, show the daily historical closing levels of Tesla, Inc., Square, Inc, and Roku Inc. from January 1, 2016 through March 10, 2021. We obtained the prices in the graphs below using data from Bloomberg Financial Services, without independent verification.  We have taken the descriptions of the underlier stock issuers set forth below from publicly available information without independent verification.

According to publicly available information, Tesla, Inc. designs, develops, manufactures and sells fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756.

Historical Performance of Tesla, Inc.

Closing Level
1000
800
600
400
200
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Square, Inc. is a merchant payment company. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37622.

Historical Performance of Square, Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Roku, Inc. is a designer and manufacturer of consumer electronics products. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38211. Roku, Inc. has been listed on the Nasdaq Stock Market LLC since the completion of its initial public offering on September 28, 2017. The graph below shows the daily historical prices of Roku, Inc. from the completion of its initial public offering on September 28, 2017 through March 10, 2021.

Historical Performance of Roku, Inc.

500
400
300
200
100
0
Closing Level
Sep-2017
Sep-2018
Sep-2019
Sep-2020

Industry Concentration Policy

The ETF’s assets may be concentrated in an industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is classified as a “non-diversified” investment company under the Investment Company Act of 1940, which means that it may invest a high percentage of its assets in a limited number of issuers.

Creation Units

The ETF issues and redeems ETF shares at its net asset value only in a large specified number of shares each called a “creation unit,” or multiples thereof, and only with authorized participants who have entered into contractual arrangements with the ETF’s distributor. A creation unit consists of

50,000 shares. Except when aggregated in creation units, shares of the ETF are not redeemable. The consideration for a purchase of creation units generally consists of the in-kind deposit of specified securities and an amount of cash or, as permitted or required by the ETF, of cash. A fixed transaction fee is imposed on each creation and redemption transaction. In addition, a variable charge for certain creation and redemption transactions will be imposed.

ARK Next Generation Internet ETF

The shares of the ARK Next Generation Internet ETF (the “ETF”) are issued by the ARK ETF Trust (the “trust”), a registered investment company. The trust was organized as a Delaware statutory trust on June 7, 2013 and is authorized to issue an unlimited number of shares of beneficial interest.

•	The ETF is actively managed and does not attempt to track an index or other benchmark.
•	ARK Investment Management LLC (the “ETF investment advisor”) currently serves as the investment advisor to the ETF.
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “ARKW”.
•	The trust’s SEC CIK Number is 0001579982.
•	The ETF’s inception date was September 30, 2014.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the ETF website, without independent verification.  The ETF investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.75%.  In addition to the management fee, the ETF pays acquired fund fees and expenses (which reflects the ETF’s pro rata share of fees and expenses incurred indirectly as a result of investment in other funds, including exchange-traded funds and money market funds), at an annual rate of 0.04%. Pursuant to a supervision agreement, the ETF investment advisor pays all other expenses of the ETF (other than taxes and governmental fees, brokerage fees, commissions and other transaction expenses, certain foreign custodial fees and expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses)). As of December 31, 2020, the expense ratio of the ETF was 0.76% per annum.

For additional information regarding the trust or the ETF investment advisor, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended July 31, 2020) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the ETF investment advisor’s website at ark-funds.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the ETF investment advisor’s website without independent verification.

Principal Investment Strategies

The ETF is an actively-managed exchange-traded fund that will invest under normal circumstances primarily (at least 80% of its assets) in domestic and foreign equity securities of companies that are relevant to the ETF’s investment theme of next generation internet.

The ETF investment advisor believes that companies relevant to this theme are focused on and expected to benefit from shifting the bases of technology infrastructure from hardware and software to the cloud, enabling mobile and local services, such as companies that rely on or benefit from the increased use of shared technology, infrastructure and services. These companies include mail order houses which generate the entirety of their business through websites and which offer internet-based products and services, such as streaming media or cloud storage in addition to traditional physical goods. Furthermore, these companies may also include ones that develop, use or rely on innovative payment methodologies, big data, the “internet of things,” social distribution and media, and technologies that make financial services more efficient (“fintech innovation companies”). The ETF investment advisor believes fintech innovation companies are companies that are focused on and expected to benefit from the shifting of the financial sector and economic transactions to technology infrastructure platforms, and technological intermediaries. Fintech innovation companies may also develop, use or rely on innovative payment platforms and methodologies, point of sale providers, transactional innovations, business analytics, fraud reduction, frictionless funding platforms, peer-to-peer lending, blockchain technologies (which the ETF investment advisor defines as a peer-to-peer distributed ledger that is secured using cryptography), intermediary exchanges, asset allocation technology, cryptocurrency (which the ETF investment advisor defines as digital assets designed to act as a medium of exchange), mobile payments, and risk pricing and pooling aggregators. The ETF may have exposure to cryptocurrency, such as bitcoin, indirectly through an investment in a grantor trust. The ETF’s exposure to cryptocurrency may change over time and, accordingly, such exposure may not always be represented in the ETF’s portfolio.

In selecting companies that the ETF investment advisor believes are relevant to a particular investment theme, the ETF investment advisor seeks to identify, using its own internal research and analysis, companies capitalizing on disruptive innovation or that are enabling the further development of a theme in the markets in which they operate. The ETF investment advisor’s internal research and analysis leverages insights from diverse sources, including internal and external research, to develop and refine its investment themes and identify and take advantage of trends that have ramifications for individual companies or entire industries.

The ETF investment advisor’s process for identifying next generation internet companies uses both “top down” (thematic research sizing the potential total available market, and surfacing the prime beneficiaries) and “bottom up” (valuation, fundamental and quantitative measures) approaches. In both the ETF investment advisor’s “top down” and “bottom up” approaches, the ETF investment advisor evaluates environmental, social, and governance (ESG) considerations. In its “top down” approach, the ETF investment advisor uses the framework of the United Nations Sustainable Development Goals to integrate ESG considerations into its research and investment process. The ETF investment advisor, however, does not use ESG considerations to limit, restrict or otherwise exclude companies or sectors from the ETF’s investment universe. In its “bottom up” approach, the ETF investment advisor makes its investment decisions primarily based on its analysis of the potential of individual companies, while integrating ESG considerations into that process. The ETF investment advisor’s highest-conviction investment ideas are those that it believes present the best risk-reward opportunities.

Under normal circumstances, substantially all of the ETF’s assets will be invested in equity securities, including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises. The ETF’s investments will include securities of micro-, small-, medium- and large-capitalization companies. The ETF’s investments in foreign equity securities will be in both developed and emerging markets. The ETF may invest in foreign securities (including investments in American Depositary Receipts (“ADRs”) and global depositary receipts) and securities listed on local foreign exchanges. The ETF currently intends to use only ADRs when purchasing foreign securities. The ETF will be concentrated (i.e., more than 25% of the value of the ETF’s assets in securities of issuers having their principal business activities in the internet information provider catalog and mail order house industry. This concentration limit does not apply to securities issued or guarantee by the U.S. Government, its agencies or instrumentalities.

The ETF is permitted to lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions, in pursuing arbitrage opportunities or hedging strategies or for other similar purposes. In connection with such loans, the ETF receives liquid collateral equal to at least 102% of the value of the portfolio securities being lent. This collateral is marked to market on a daily basis. The ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

The ETF may invest no more than 35% of its assets in depositary receipts (including sponsored ADRs), rights, warrants, preferred securities and convertible securities. The ETF may invest up to 10% of its total assets in unsponsored ADRs traded over-the-counter. In addition, the ETF may use derivative instruments for hedging or risk management purposes or as part of its investment practices. Derivative instruments are contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. These underlying assets, reference rates or indices may include stocks, interest rates, currency exchange rates and stock indices.

The ETF may take a temporary defensive position (investments in cash or cash equivalents) in response to adverse market, economic, political or other conditions. Cash equivalents include short-term high quality debt securities and money market instruments such as commercial paper, certificates of deposit, bankers’ acceptances, U.S. Government securities, repurchase agreements and shares of short-term fixed income or money market funds.

The ETF’s investment objective is non-fundamental and may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, or on the underlying securities purchased by the ETF.

Top Ten Holdings and Weights, Sector Weights and Country Weights

The following tables display the top holdings and weightings by industry sector of the ETF. We obtained the information in the tables below from the ETF website without independent verification.

ARK Next Generation Internet ETF Top Holdings as of March 10, 2021:

Name	Percentage (%)
Tesla, Inc.	10.74%
Grayscale Bitcoin Trust	5.69%
Square, Inc.	5.38%
Roku, Inc.	4.04%
Teladoc Health Inc.	3.94%
Spotify Technology S.A.	3.49%
Shopify Inc.	3.41%
Twitter, Inc.	2.79%
Intercontinental Exchange Inc.	2.28%
Zoom Video Communications	2.28%
Total	44.04%

ARK Next Generation Internet ETF Weighting by Sector as of March 10, 2021*

Sector	Percentage (%)
Information Technology	37.97%
Communication Services	26.31%
Consumer Discretionary	16.14%
Health Care	4.99%
Financials	5.14%
Not Classified	5.70%
Real Estate	3.46%
Cash and/or Derivatives	0.31%
Total	100.02%

* Percentages may not sum to 100% due to rounding.

Sector designations are determined by the ETF investment advisor using criteria it has selected or developed. ETF investment advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs with different ETF investment advisors or indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the ETFs or indices.

ARK Next Generation Internet ETF Weighting by Country as of March 10, 2021*

Country	Percentage (%)
United States	76.50%
China	7.87%
Canada	3.41%
Sweden	3.49%
Hong Kong	1.83%
Singapore	1.73%
Netherlands	1.14%
Japan	1.09%
Argentina	0.95%
United Kingdom	0.91%
Israel	0.75%
Cash and/or Derivatives	0.31%
Taiwan, Province Of China	0.02%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Holdings with Weights Equal to or in Excess of 5.5% of the ARK Next Generation Internet ETF as of March 10, 2021

Tesla, Inc. and Grayscale Bitcoin Trust are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by these underlier stock issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each of the above-referenced underlier stock issuers under the Exchange Act can be located by referencing its SEC file number specified below.

The graphs below, except where otherwise indicated, show the daily historical closing levels of Tesla, Inc and Grayscale Bitcoin Trust from January 1, 2016 through March 10, 2021. We obtained the prices in the graphs below using data from Bloomberg Financial Services, without independent verification.  We have taken the descriptions of the underlier stock issuers set forth below from publicly available information without independent verification.

According to publicly available information, Tesla, Inc. designs, develops, manufactures and sells fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756.

Historical Performance of Tesla, Inc.

Closing Level
1000
800
600
400
200
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Grayscale Bitcoin Trust’s purpose is to hold Bitcoins, which are digital assets that are created and transmitted through the operations of the peer-to-peer Bitcoin Network (a decentralized network of computers that operates on cryptographic protocols). Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 000-56121.

Historical Performance of Grayscale Bitcoin Trust

Closing Level
60
50
40
30
20
10
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Industry Concentration Policy

The ETF’s assets may be concentrated in an industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is classified as a “non-diversified” investment company under the Investment Company Act of 1940, which means that it may invest a high percentage of its assets in a limited number of issuers.

Creation Units

The ETF issues and redeems ETF shares at its net asset value only in a large specified number of shares each called a “creation unit,” or multiples thereof, and only with authorized participants who have entered into contractual arrangements with the ETF’s distributor. A creation unit consists of

50,000 shares. Except when aggregated in creation units, shares of the ETF are not redeemable. The consideration for a purchase of creation units generally consists of the in-kind deposit of specified securities and an amount of cash or, as permitted or required by the ETF, of cash. A fixed transaction fee is imposed on each creation and redemption transaction. In addition, a variable charge for certain creation and redemption transactions will be imposed.

ARK Genomic Revolution ETF

The shares of the ARK Genomic Revolution ETF (the “ETF”) are issued by the ARK ETF Trust (the “trust”), a registered investment company. The trust was organized as a Delaware statutory trust on June 7, 2013 and is authorized to issue an unlimited number of shares of beneficial interest.

•	The ETF is actively managed and does not attempt to track an index or other benchmark.
•	ARK Investment Management LLC (the “ETF investment advisor”) currently serves as the investment advisor to the ETF.
•	The ETF’s shares trade on the Cboe BZX under the ticker symbol “ARKG”.
•	The trust’s SEC CIK Number is 0001579982.
•	The ETF’s inception date was October 31, 2014.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the ETF website, without independent verification.  The ETF investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.75%.  Pursuant to a supervision agreement, the ETF investment advisor pays all other expenses of the ETF (other than taxes and governmental fees, brokerage fees, commissions and other transaction expenses, certain foreign custodial fees and expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses)). As of December 31, 2020, the expense ratio of the ETF was 0.75% per annum.

For additional information regarding the trust or the ETF investment advisor, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended July 31, 2020) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the ETF investment advisor’s website at ark-funds.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the ETF investment advisor’s website without independent verification.

Principal Investment Strategies

The ETF is an actively-managed exchange-traded fund that will invest under normal circumstances primarily (at least 80% of its assets) in domestic and foreign equity securities of companies across multiple sectors, including healthcare, information technology, materials, energy and consumer discretionary, that are relevant to the ETF’s investment theme of genomic revolution. The ETF investment advisor defines “genomics” as the study of genes and their functions and related techniques (e.g. genomic sequencing).

In selecting companies that the ETF investment advisor believes are relevant to a particular investment theme, the ETF investment advisor seeks to identify, using its own internal research and analysis, companies capitalizing on disruptive innovation or that are enabling the further development of a theme in the markets in which they operate. The ETF investment advisor’s internal research and analysis leverages insights from diverse sources, including external research, to develop and refine its investment themes and identify and take advantage of trends that have ramifications for individual companies or entire industries. The types of companies that the ETF investment advisor believes are genomic revolution companies are companies that the ETF investment advisor believes are substantially focused on and are expected to substantially benefit from extending and enhancing the quality of human and other life by incorporating technological and scientific developments, improvements and advancements in genomics into their business, such as by offering new products or services that rely on genomic sequencing (which the ETF investment advisor defines as the techniques that allows researchers to read and decipher the genetic information found in the DNA, including the DNA of bacteria, plants, animals and human beings), analysis, synthesis or instrumentation. These may include companies across multiple sectors, such as healthcare, information technology, materials, energy and consumer discretionary. These companies may also develop, produce, manufacture or significantly rely on or enable bionic devices, bio-inspired computing, bioinformatics (which the ETF investment advisor defines as the science of collecting and analyzing complex biological data such as genetic codes), molecular medicine and agricultural biotechnology.

The ETF investment advisor’s process for identifying genomic revolution companies uses both “top down” (thematic research sizing the potential total available market, and surfacing the prime beneficiaries) and “bottom up” (valuation, fundamental and quantitative measures) approaches. In both the ETF investment advisor’s “top down” and “bottom up” approaches, the ETF investment advisor evaluates environmental, social, and governance (ESG) considerations. In its “top down” approach, the ETF investment advisor uses the framework of the United Nations Sustainable Development Goals to integrate ESG considerations into its research and investment process. The ETF investment advisor, however, does not use ESG considerations to limit, restrict or otherwise exclude companies or sectors from the ETF’s investment universe. In its “bottom up” approach, the ETF investment advisor makes its investment decisions primarily based on its analysis of the potential of individual companies, while integrating ESG considerations into that process. The ETF investment advisor’s highest-conviction investment ideas are those that it believes present the best risk-reward opportunities. The ETF may invest in companies that the ETF investment advisor believes are well-positioned to capitalize on and devote substantial efforts to business lines enabled by disruptive genomic innovation, even if such companies do not currently derive a substantial portion of their revenues from genomics related activities.

Under normal circumstances, substantially all of the ETF’s assets will be invested in equity securities, including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises. The ETF’s investments will include securities of micro-, small-, medium- and large-capitalization companies. The ETF’s investments in foreign equity securities will be in both developed and emerging markets. The ETF may invest in foreign securities (including investments in American depositary receipts (ADRs) and global depositary receipts) and securities listed on local foreign exchanges. The ETF currently intends to use only ADRs when purchasing foreign securities.

The ETF is permitted to lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions, in pursuing arbitrage opportunities or hedging strategies or for other similar purposes. In connection with such loans, the ETF receives liquid collateral equal to at least 102% of the value of the portfolio securities being lent. This collateral is marked to market on a daily basis. The ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

The ETF may invest no more than 35% of its assets in depositary receipts (including sponsored ADRs), rights, warrants, preferred securities and convertible securities. The ETF may invest up to 10% of its total assets in unsponsored ADRs traded over-the-counter. In addition, the ETF may use derivative instruments for hedging or risk management purposes or as part of its investment practices. Derivative instruments are contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. These underlying assets, reference rates or indices may include stocks, interest rates, currency exchange rates and stock indices.

The ETF may take a temporary defensive position (investments in cash or cash equivalents) in response to adverse market, economic, political or other conditions. Cash equivalents include short-term high quality debt securities and money market instruments such as commercial paper, certificates of deposit, bankers’ acceptances, U.S. Government securities, repurchase agreements and shares of short-term fixed income or money market funds.

The ETF’s investment objective is non-fundamental and may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, or on the underlying securities purchased by the ETF.

Top Ten Holdings and Weightings by Sector

The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF investment advisor using criteria it has selected or developed. ETF investment advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs with different ETF investment advisors or indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the ETFs or indices.) We obtained the information in the tables below from the ETF website without independent verification.

ARK Genomic Revolution ETF Top Holdings as of March 10, 2021:

Name	Percentage (%)
Teledoc Health, Inc.	6.92%
Pacific Biosciences of California, Inc.	5.02%
Exact Sciences Corporation	4.96%
Regeneron Pharmaceutical, Inc.	4.80%
Twist Bioscience Corporation	4.20%
Vertex Pharmaceuticals Incorporated	4.14%
Novartis AG-Sponsored ADR	4.06%
Roche Holding Ltd - ADR	3.86%
Takeda Pharmaceutic-SP ADR	3.84%
Fate Therapeutics, Inc.	3.59%
Total	45.39%

ARK Genomic Revolution ETF Weighting by Sector as of March 10, 2021*

Sector	Percentage (%)
Financials	0.00%
Materials	0.00%
Health Care	96.77%
Real Estate	0.00%
Industrials	0.00%
Consumer Staples	0.00%
Consumer Discretionary	0.00%
Energy	0.00%
Communication Services	0.00%
Information Technology	2.21%
Utilities	0.00%
Cash and/or Derivatives	0.27%
Not Classified	0.75%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Holdings with Weights Equal to or in Excess of 5% of the ARK Genomic Revolution ETF as of March 10, 2021

Teladoc Health, Inc. is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below, except where otherwise indicated, show the daily historical closing levels of Teladoc Health, Inc. from January 1, 2016 through March 10, 2021, adjusted for corporate events, if applicable. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification. We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

According to publicly available information, Teladoc Health, Inc. is a virtual healthcare services provider. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37477.

Historical Performance of Teladoc Health, Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Industry Concentration Policy

The ETF’s assets may be concentrated in an industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is classified as a “non-diversified” investment company under the Investment Company Act of 1940, which means that it may invest a high percentage of its assets in a limited number of issuers.

Creation Units

The ETF issues and redeems ETF shares at its net asset value only in a large specified number of shares each called a “creation unit,” or multiples thereof, and only with authorized participants who have entered into contractual arrangements with the ETF’s distributor. A creation unit consists of

50,000 shares. Except when aggregated in creation units, shares of the ETF are not redeemable. The consideration for a purchase of creation units generally consists of the in-kind deposit of specified securities and an amount of cash or, as permitted or required by the ETF, of cash. A fixed transaction fee is imposed on each creation and redemption transaction. In addition, a variable charge for certain creation and redemption transactions will be imposed.

ARK Autonomous Technology & Robotics ETF

The shares of the ARK Autonomous Technology & Robotics ETF (the “ETF”) are issued by the ARK ETF Trust (the “trust”), a registered investment company. The trust was organized as a Delaware statutory trust on June 7, 2013 and is authorized to issue an unlimited number of shares of beneficial interest.

•	The ETF is actively managed and does not attempt to track an index or other benchmark.
•	ARK Investment Management LLC (the “ETF investment advisor”) currently serves as the investment advisor to the ETF.
•	The ETF’s shares trade on the Cboe BZX under the ticker symbol “ARKQ”.
•	The trust’s SEC CIK Number is 0001579982.
•	The ETF’s inception date was September 30, 2014.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the ETF website, without independent verification.  The ETF investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.75%.  Pursuant to a supervision agreement, the ETF investment advisor pays all other expenses of the ETF (other than taxes and governmental fees, brokerage fees, commissions and other transaction expenses, certain foreign custodial fees and expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses)). As of December 31, 2020, the expense ratio of the ETF was 0.75% per annum.

For additional information regarding the trust or the ETF investment advisor, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended July 31, 2020) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the ETF investment advisor’s website at ark-funds.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the ETF investment advisor’s website without independent verification.

Principal Investment Strategies

The ETF is an actively-managed exchange-traded fund that will invest under normal circumstances primarily (at least 80% of its assets) in domestic and foreign equity securities of autonomous technology and robotics companies that are relevant to the ETF’s investment theme of disruptive innovation. The ETF investment advisor defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. Autonomous technology and robotics companies are companies that the ETF investment advisor believes are expected to focus on and benefit from the development of new products or services, technological improvements and advancements in scientific research related to, among other things, disruptive innovation in automation and manufacturing (“automation transformation companies”), transportation, energy (“energy transformation companies”), artificial intelligence (“artificial intelligence companies”) and materials.

In selecting companies that the ETF investment advisor believes are relevant to a particular investment theme, the ETF investment advisor seeks to identify, using its own internal research and analysis, companies capitalizing on disruptive innovation or that are enabling the further development of a theme in the markets in which they operate. The ETF investment advisor’s internal research and analysis leverages insights from diverse sources, including external research, to develop and refine its investment themes and identify and take advantage of trends that have ramifications for individual companies or entire industries. The types of companies that the ETF investment advisor believes are automation transformation companies, energy transformation companies and artificial intelligence companies are described below:

•

Automation transformation companies. Companies that the ETF investment advisor believes are focused on capitalizing on the productivity of machines, such as through the automation of functions, processes or activities previously performed by human labor, such as transportation through an emphasis on mobility as a service, or the use of robotics to perform other functions, activities or processes.

•

Energy transformation companies. Companies that the ETF investment advisor believes seek to capitalize on innovations or evolutions in: (i) ways that energy is stored or used; (ii) the discovery, collection and/or implementation of new sources of energy, including unconventional sources of oil or natural gas; and/or (iii) the production or development of new materials for use in commercial applications of energy production, use or storage.

•

Artificial intelligence companies. Companies that the ETF investment advisor considers to be artificial intelligence companies include a company that: (i) designs, creates, integrates, or delivers robotics, autonomous technology, and/or artificial intelligence in the form of products, software, or systems; (ii) develops the building block components for robotics, autonomous technology, or artificial intelligence, such as advanced machinery, semiconductors and databases used for machine learning; (iii) provides its own value-added services on top of such building block components, but are not core to the company’s product or service offering; and/or (iv) develops computer systems that are able to perform tasks that normally require human intelligence, such as visual perception, speech recognition, decision-making, and translation between languages.

The ETF investment advisor’s process for identifying automation transformation companies, energy transformation companies and artificial intelligence companies uses both “top down” (thematic research sizing the potential total available market, and surfacing the prime beneficiaries) and “bottom up” (valuation, fundamental and quantitative measures) approaches. In both the ETF investment advisor’s “top down” and “bottom up” approaches, the ETF investment advisor evaluates environmental, social, and governance (ESG) considerations. In its “top down” approach, the ETF investment advisor uses the framework of the United Nations Sustainable Development Goals to integrate ESG considerations into its research and investment process. The ETF investment advisor, however, does not use ESG considerations to limit, restrict or otherwise exclude companies or sectors from the ETF’s investment universe. In its “bottom up” approach, the ETF investment advisor makes its investment decisions primarily based on its analysis of the potential of individual companies, while integrating ESG considerations into that process. The ETF investment advisor’s highest-conviction investment ideas are those that it believes present the best risk-reward opportunities.

Under normal circumstances, substantially all of the ETF’s assets will be invested in equity securities, including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises. The ETF’s investments will include securities of micro-, small-, medium- and large-capitalization companies. The ETF’s investments in foreign equity securities will be in both developed and emerging markets. The ETF may invest in foreign securities (including investments in American depositary receipts (“ADRs”) and global depositary receipts) and securities listed on local foreign exchanges. The ETF currently intends to use only ADRs when purchasing foreign securities.

The ETF is permitted to lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions, in pursuing arbitrage opportunities or hedging strategies or for other similar purposes. In connection with such loans, the ETF receives liquid collateral equal to at least 102% of the value of the portfolio securities being lent. This collateral is marked to market on a daily basis. The ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

The ETF may invest no more than 35% of its assets in depositary receipts (including sponsored ADRs), rights, warrants, preferred securities and convertible securities. The ETF may invest up to 10% of its total assets in unsponsored ADRs traded over-the-counter. In addition, the ETF may use derivative instruments for hedging or risk management purposes or as part of its investment practices. Derivative instruments are contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. These underlying assets, reference rates or indices may include stocks, interest rates, currency exchange rates and stock indices.

The ETF may take a temporary defensive position (investments in cash or cash equivalents) in response to adverse market, economic, political or other conditions. Cash equivalents include short-term high quality debt securities and money market instruments such as commercial paper, certificates of deposit, bankers’ acceptances, U.S. Government securities, repurchase agreements and shares of short-term fixed income or money market funds.

The ETF’s investment objective is non-fundamental and may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, or on the underlying securities purchased by the ETF.

Top Ten Holdings and Weights, Sector Weights and Country Weights

The following tables display the top holdings and weights, sector weights and country weights of the ETF. We obtained the information in the tables below from the ETF website without independent verification.

ARK Autonomous Technology & Robotics ETF Top Holdings as of March 10, 2021:

Name	Percentage (%)
Tesla, Inc.	10.82%
Baidu, Inc.	5.44%
JD.com Inc.	5.20%
Trimble Inc.	5.20%
Deere & Company	4.97%
Kratos Defense & Security Solutions, Inc.	3.98%
Alphabet, Inc. - Class C	3.96%
Teradyne Inc.	3.77%
NXP Semiconductors NV	3.47%
Komatsu Ltd- Spons ADR	3.46%
Total	50.27%

ARK Autonomous Technology & Robotics ETF Weighting by Sector as of March 10, 2021*

Sector	Percentage (%)
Financials	0.00%
Materials	0.00%
Health Care	1.79%
Real Estate	0.00%
Industrials	29.76%
Consumer Staples	0.00%
Consumer Discretionary	25.31%
Energy	0.00%
Communication Services	13.12%
Information Technology	27.78%
Utilities	0.00%
Cash and/or Derivatives	0.37%
Not Classified	1.87%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Sector designations are determined by the ETF investment advisor using criteria it has selected or developed. ETF investment advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs with different ETF investment advisors or indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the ETFs or indices.

ARK Autonomous Technology & Robotics ETF Weighting by Country as of March 10, 2021*

Country	Percentage (%)
United States	70.47%
China	15.41%
Japan	3.46%
Israel	3.09%
Taiwan, Province Of China	1.97%
Belgium	2.02%
Canada	1.93%
Hong Kong	1.28%
Cash and/or Derivatives	0.37%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Holdings with Weights Equal to or in Excess of 5.5% of the ARK Autonomous Technology & Robotics ETF as of March 10, 2021

Tesla, Inc. is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each of the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below, except where otherwise indicated, show the daily historical closing levels of Tesla, Inc. from January 1, 2016 through March 10, 2021. We obtained the prices in the graphs below using data from Bloomberg Financial Services, without independent verification.  We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

According to publicly available information, Tesla, Inc. designs, develops, manufactures and sells fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756.

Historical Performance of Tesla, Inc.

Industry Concentration Policy

The ETF’s assets may be concentrated in an industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is classified as a “non-diversified” investment company under the Investment Company Act of 1940, which means that it may invest a high percentage of its assets in a limited number of issuers.

Creation Units

The ETF issues and redeems ETF shares at its net asset value only in a large specified number of shares each called a “creation unit,” or multiples thereof, and only with authorized participants who have entered into contractual arrangements with the ETF’s distributor. A creation unit consists of

50,000 shares. Except when aggregated in creation units, shares of the ETF are not redeemable. The consideration for a purchase of creation units generally consists of the in-kind deposit of specified securities and an amount of cash or, as permitted or required by the ETF, of cash. A fixed transaction fee is imposed on each creation and redemption transaction. In addition, a variable charge for certain creation and redemption transactions will be imposed.

ARK Fintech Innovation ETF

The shares of the ARK Fintech Innovation ETF (the “ETF”) are issued by the ARK ETF Trust (the “trust”), a registered investment company. The trust was organized as a Delaware statutory trust on June 7, 2013 and is authorized to issue an unlimited number of shares of beneficial interest.

•	The ETF is actively managed and does not attempt to track an index or other benchmark.
•	ARK Investment Management LLC (the “ETF investment advisor”) currently serves as the investment advisor to the ETF.
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “ARKF”.
•	The trust’s SEC CIK Number is 0001579982.
•	The ETF’s inception date was February 4, 2019.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the ETF website, without independent verification.  The ETF investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.75%.  Pursuant to a supervision agreement, the ETF investment advisor pays all other expenses of the ETF (other than taxes and governmental fees, brokerage fees, commissions and other transaction expenses, certain foreign custodial fees and expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses)). As of December 31, 2020, the expense ratio of the ETF was 0.75% per annum.

For additional information regarding the trust or the ETF investment advisor, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended July 31, 2020) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the ETF investment advisor’s website at ark-funds.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the ETF investment advisor’s website without independent verification.

Principal Investment Strategies

The ETF is an actively-managed exchange-traded fund that will invest under normal circumstances primarily (at least 80% of its assets) in domestic and foreign equity securities of companies that are engaged in the ETF’s investment theme of financial technology (“fintech”) innovation. A company is deemed to be engaged in the theme of fintech innovation if (i) it derives a significant portion of its revenue or market value from the theme of fintech innovation or (ii) it has stated its primary business to be in products and services focused on the theme of Fintech innovation. The ETF investment advisor defines “fintech innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the financial sector works.

In selecting companies that the ETF investment advisor believes are engaged in the theme of fintech innovation (“fintech innovation companies”), the ETF investment advisor seeks to identify, using its own internal research and analysis, companies capitalizing on disruptive innovation. Disruptive innovation occurs when a new product or service substantially alters the way a market or industry functions. The ETF investment advisor’s internal research and analysis leverages insights from diverse sources, including external research, to develop and refine its investment themes and identify and take advantage of trends that have ramifications for individual companies or entire industries.

Fintech innovation companies are companies that may develop, use or rely on innovative payment platforms and methodologies, point of sale providers, e-commerce, transactional innovations, business analytics, fraud reduction, frictionless funding platforms, peer-to-peer lending, blockchain technologies (which the ETF investment advisor defines as a peer-to-peer distributed ledger that is secured using cryptography), intermediary exchanges, asset allocation technology, mobile payments, and risk pricing and pooling aggregators (insurance). A fintech innovation company may not currently derive any revenue, and there is no assurance that such company will derive any revenue from innovative technologies in the future.

The ETF investment advisor will select investments for the ETF that represent the ETF investment advisor’s highest-conviction investment ideas within the theme of fintech innovation, as defined above, in constructing the ETF’s portfolio.

The ETF investment advisor’s process for identifying fintech innovation companies uses both “top down” (thematic research sizing the potential total available market, and surfacing the prime beneficiaries) and “bottom up” (valuation, fundamental and quantitative measures) approaches. In both the ETF investment advisor’s “top down” and “bottom up” approaches, the ETF investment advisor evaluates environmental, social, and governance (ESG) considerations. In its “top down” approach, the ETF investment advisor uses the framework of the United Nations Sustainable Development Goals to integrate ESG considerations into its research and investment process. The ETF investment advisor, however, does not use ESG considerations to limit, restrict or otherwise exclude companies or sectors from the ETF’s investment universe. In its “bottom up” approach, the ETF investment advisor makes its investment decisions primarily based on its analysis of the potential of individual companies, while integrating ESG considerations into that process. The ETF investment advisor’s highest-conviction investment ideas are those that it believes present the best risk-reward opportunities.

Under normal circumstances, substantially all of the ETF’s assets will be invested in equity securities, including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises. The ETF’s investments will include securities of micro-, small-, medium- and large-capitalization companies. The ETF’s investments in foreign equity securities will be in both developed and emerging markets. The ETF may invest in foreign securities (including investments in American depositary receipts (ADRs) and global depositary receipts) and securities listed on local foreign exchanges.

The ETF is permitted to lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions, in pursuing arbitrage opportunities or hedging strategies or for other similar purposes. In connection with such loans, the ETF receives liquid collateral equal to at least 102% of the value of the portfolio securities being lent. This collateral is marked to market on a daily basis. The ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

The ETF may invest no more than 35% of its assets in depositary receipts (including sponsored ADRs), rights, warrants, preferred securities and convertible securities. The ETF may invest up to 10% of its total assets in unsponsored ADRs traded over-the-counter. In addition, the ETF may use derivative instruments for hedging or risk management purposes or as part of its investment practices. Derivative instruments are contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. These underlying assets, reference rates or indices may include stocks, interest rates, currency exchange rates and stock indices.

The ETF will not directly invest in cryptocurrency and does not currently intend to invest in any entity whose primary business purpose is to provide exposure to cryptocurrency.

The ETF will not invest in the loans of peer-to-peer lending platforms, but may invest in the equity securities of companies that facilitate peer-to-peer lending platforms.

The ETF may take a temporary defensive position (investments in cash or cash equivalents) in response to adverse market, economic, political or other conditions. Cash equivalents include short-term high quality debt securities and money market instruments such as commercial paper, certificates of deposit, bankers’ acceptances, U.S. Government securities, repurchase agreements and shares of short-term fixed income or money market funds.

The ETF’s investment objective is non-fundamental and may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, or on the underlying securities purchased by the ETF.

Top Ten Holdings and Weights, Sector Weights and Country Weights

The following tables display the top holdings and weights, sector weights and country weights of the ETF. We obtained the information in the tables below from the ETF website without independent verification.

ARK Fintech Innovation ETF Top Holdings as of March 10, 2021:

Name	Percentage (%)
SQUARE INC - A.	10.33%
PAYPAL HOLDINGS INC	5.47%
ZILLOW GROUP INC - C	5.03%
INTERCONTINENTAL EXCHANGE IN	4.14%
SILVERGATE CAPITAL CORP-CL A	3.99%
TENCENT HOLDINGS LTD-UNS ADR	3.88%
SEA LTD-ADR	3.59%
PINTEREST INC- CLASS A	3.56%
SHOPIFY INC - CLASS A	3.46%
ADYEN NV	3.17%
Total	46.62%

ARK Fintech Innovation ETF Weighting by Sector as of March 10, 2021*

Sector	Percentage (%)
Information Technology	39.92%
Communication Services	22.83%
Financials	17.74%
Consumer Discretionary	13.50%
Real Estate	3.63%
Health Care	2.17%
Industrials	0.08%
Materials	0%
Consumer Staples	0%
Energy	0%
Utilities	0%
Cash and/or Derivatives	0.13%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Sector designations are determined by the ETF investment advisor using criteria it has selected or developed. ETF investment advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs with different ETF investment advisors or indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the ETFs or indices.

ARK Fintech Innovation ETF Weighting by Country as of March 10, 2021*

Country	Percentage (%)
United States	60.22%
China	14.61%
Hong Kong	3.89%
Singapore	3.60%
Canada	3.46%
Netherlands	3.22%
Japan	2.99%
Argentina	2.78%
Russian Federation	1.67%
South Africa	1.28%
India	1.11%
Taiwan, Province Of China	0.81%
Kazakhstan	0.22%
Cash and/or Derivatives	0.13%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Holdings with Weights Equal to or in Excess of 5.5% of the ARK Fintech Innovation ETF as of March 10, 2021

Square, Inc. is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below, except where otherwise indicated, show the daily historical closing levels of Square, Inc. from January 1, 2016 through March 10, 2021, adjusted for corporate events, if applicable. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification. We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

According to publicly available information, Square, Inc. is a merchant payment company. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37622.

Historical Performance of Square, Inc.

Industry Concentration Policy

The ETF’s assets may be concentrated in an industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is classified as a “non-diversified” investment company under the Investment Company Act of 1940, which means that it may invest a high percentage of its assets in a limited number of issuers.

Creation Units

The ETF issues and redeems ETF shares at its net asset value only in a large specified number of shares each called a “creation unit,” or multiples thereof, and only with authorized participants who have entered into contractual arrangements with the ETF’s distributor. A creation unit consists of 50,000 shares. Except when aggregated in creation units, shares of the ETF are not redeemable. The consideration for a purchase of creation units generally consists of the in-kind deposit of specified securities and an amount of cash or, as permitted or required by the ETF, of cash. A fixed transaction fee is imposed on each creation and redemption transaction. In addition, a variable charge for certain creation and redemption transactions will be imposed.

Historical Closing Levels of the Underliers

The closing levels of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of any underlier during the period shown below is not an indication that such underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of an underlier as an indication of the future performance of an underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the underlier stocks will result in you receiving the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered notes, you should consult publicly available information to determine the relevant underlier levels between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underliers. The actual performance of an underlier over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graphs below show the daily historical closing levels of each of the ARK Innovation ETF, the ARK Next Generation Internet ETF, the ARK Autonomous Technology & Robotics ETF and the ARK Genomic Revolution ETF from January 4, 2016 through March 10, 2021, and the daily historical closing levels of the ARK Fintech Innovation ETF from February 4, 2019 (the date such underlier was launched) through March 10, 2021. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the ARK Innovation ETF

175
150
125
100
75
50
25
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Historical Performance of the ARK Autonomous Technology & Robotics ETF

Closing Level
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Historical Performance of the ARK Next Generation Internet ETF

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Historical Performance of the ARK Genomic Revolution ETF

Closing Level
120
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

Historical Performance of the ARK Fintech Innovation ETF

Closing Level
70
60
50
40
30
20
10
0
Feb-2019
Feb-2020
Feb-2021

The ARK Fintech Innovation ETF was launched on February 4, 2019. Because the ARK Fintech Innovation ETF has no daily historical closing levels prior to that date, limited historical closing level information will be available for you to consider in making an independent investigation of this underlier’s performance, which may make it difficult for you to make an informed decision with respect to the notes.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities or currencies;
●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●	a bank;
●	a life insurance company;
●	a tax exempt organization;
●	a partnership;
●	a regulated investment company;
●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●	a person that owns a note as a hedge or that is hedged against interest rate risks;
●	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

●	a citizen or resident of the United States;
●	a domestic corporation;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

●	a nonresident alien individual;
●	a foreign corporation; or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

See “Supplemental Plan of Distribution” on page S-35 of the accompanying general terms supplement no. 8,671 and “Plan of Distribution — Conflicts of Interest” on page 125 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of 1% of the face amount. GS&Co. will pay a fee of 0.75% from the concession to Axio Financial LLC in connection with its marketing efforts related to the offered notes. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer affiliated with GS Finance Corp.

We will deliver the notes against payment therefor in New York, New York on March 15, 2021. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this pricing supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 1, 2020, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on July 1, 2020.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,671, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,671, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,671, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$1,087,000

GS Finance Corp.

ETF-Linked Notes due 2024

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC